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                                                                    EXHIBIT 21.1

                                 Subsidiaries of
                        STERLING CHEMICALS HOLDINGS, INC.
                            As of September 30, 2001

Owns 100% of:

     Sterling Chemicals, Inc., a Delaware corporation

          Owns 100% of:

          Sterling Fibers, Inc., a Delaware corporation

          Sterling Chemicals Acquisitions, Inc., a Delaware corporation

               Owns 100% of:

               Sterling Pulp Chemicals Fuzhou, Ltd., an Ontario corporation

               Sterling Australian Holdings, Inc., a Delaware corporation

               Sterling (Sask) Holdings Ltd., an Ontario corporation

                    Owns 100% of:

                    Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

                            Owns 100% of

                            619220 Saskatchewan Ltd., a Saskatchewan corporation

          Sterling Chemicals International, Inc., a Delaware corporation

          Sterling Chemicals Energy, Inc., a Delaware corporation

          Sterling Chemicals Marketing, Inc., a Barbados corporation

          Sterling Canada, Inc., a Delaware corporation

                    Owns 100% of:

                    Sterling Pulp Chemicals US, Inc., a Delaware corporation

                            Owns 100% of:

                            Sterling Pulp Chemicals, Inc., a Georgia corporation

                    Sterling NRO, Ltd., an Ontario corporation

                    Sterling Pulp Chemicals, Ltd., an Ontario corporation